Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S–1 (Amendment No. 1) of our report dated April 15, 2008, relating to the consolidated financial statements and schedules of Hancock Fabrics, Inc. as of February 2, 2008 and February 3, 2007 and for the years then ended, appearing in the Annual Report on Form 10–K of Hancock Fabrics, Inc. for the year ended February 2, 2008. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/Burr, Pilger & Mayer LLP
San Francisco, California
June 18, 2008